UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2009

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On April 27, 2009 Heidrick & Struggles International, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing Credit Agreement dated October 26, 2006 (as previously amended, the “Credit Agreement”) with the lenders parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders. The Amendment (i) amends the definition of “Alternate Base Rate” set forth in the Credit Agreement to include the “Adjusted LIBO Rate” in addition to the Prime Rate and Federal Funds Effective Rate, (ii) amends the pricing grid contained in the definition of “Applicable Rate” set forth in the Credit Agreement to better reflect prevailing market rates applicable to loans extended under the financial tests set forth therein, (iii) amends the definition of “Commitment” to reduce the aggregate commitment of the lenders from $100,000,000 to $75,000,000, (iv) amends the definitions of “Consolidated EBITDA” and “Consolidated EBITDAR” to also exclude cash restructuring charges in 2009 and certain other non-cash charges, expenses or losses from the calculation, (v) adds a definition of “Defaulting Lender” and deletes certain other definitions, (vi) deletes the provision whereby the Company may request that the aggregate Commitment of the Lenders be increased,(vii) adds provisions applicable should a Lender become a “Defaulting Lender,” (viii) adds a cap on aggregate “Restricted Payments” through March 10, 2010, (ix) modifies the “Fixed Charge Coverage Ratio” to “1.05 to 1.00”, (x) adds a new covenant for “Consolidated EBITDA” for the fiscal quarters ending June 30, 2009 and September 30, 2009, (xi) reduces the individual “Commitments” of each Lender, and (xii) waives compliance with the Fixed Charge Coverage Ration for the fiscal quarter ending March 31, 2009.

A copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein. The description above is a summary of the Amendment and is qualified in its entirety by the complete text of the Amendment itself.

Item 2.02. Results of Operations and Financial Conditions.

On April 28, 2009, Heidrick & Struggles International, Inc. (the “Company”) issued a news release reporting its 2009 first quarter financial results. A copy of the news release is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K under the caption Amendment to Credit Agreement, which discussion is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

January 2009 Restructuring Plan

On January 30, 2009, the Company filed a Current Report on Form 8-K disclosing estimated restructuring expenses as a result of a restructuring plan approved by the Company’s Board of Directors on January 13, 2009 (the “January 2009 Restructuring Plan”).

In connection with the January 2009 Restructuring Plan, the Company recorded a restructuring charge of $13.4 million in the first quarter of fiscal 2009, all of which is related to severance and costs related to the continuation of certain employee benefits. Of this amount, approximately $12.5 million will result in cash expenditures in fiscal 2009. Based on information currently available, the Company expects that the completion date for the January 2009 Restructuring Plan will be during the second quarter of fiscal 2009 and that it will result in annualized savings of approximately $27 million.

May 2009 Restructuring Plan

On April 27, 2009, the Company’s Board of Directors approved a new targeted restructuring plan (the “May 2009 Restructuring Plan”) to reduce overall costs and improve efficiencies in the Company’s operations. The May 2009 Restructuring Plan includes plans to further reduce the Company’s global workforce by approximately 8 to 10 percent, resulting in expected additional annualized savings of approximately $20 million. Notifications to impacted employees are expected to occur on or about May 6, 2009.

Based on the analysis done to date, the Company currently expects to record a restructuring charge of between $6 million to $10 million. Substantially all the charges will result in future cash expenditures.

The May 2009 Restructuring Plan reflects the Company’s intention only and the exact timing of these charges and cash outflows, as well as the estimated cost ranges by category type, has not been finalized. This information will be subject to the finalization of timetables for implementation of the plan, and - in the case of the contemplated workforce reductions - consultation with employees and their representatives as well as the statutory severance requirements of the particular legal jurisdictions impacted. Hence, the amount and timing of the actual charges may vary due to a variety of factors.

To the extent required by applicable rules, the Company will amend this Current Report on Form 8-K as details of the May 2009 Restructuring plan are refined and estimates of related costs and charges are finalized.

Forward-Looking Statements.

This Item 2.05 contains forward-looking statements. The forward-looking statements relate to our planned restructuring activities and include our current estimates of the scope, timing and cost of those activities, as well as the expected expense savings resulting from the restructuring and other activities. These forward-looking statements involve risks and uncertainties that could cause our results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, the risk of additional costs and delays associated with compliance with U.S. and international labor and other laws, the risk that a further decline in general economic conditions and/or unforeseen changes in the strength of our clients’ businesses and demand for services will require changes to the planned restructuring, and the risk that we are not able to realize the savings expected from the restructuring activities. In addition, other risks that we face in running our operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; the risk that our cost-cutting initiatives will impair our ability to attract and retain qualified executive search and leadership advisory consultants; and other risks detailed in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01. Other Events.

On April 27, 2009, the Company’s Board of Directors approved a structured salary reduction plan for certain employees to become effective as of on or about June 1, 2009. The reductions currently are expected to remain in place for the remainder of the fiscal year. Subject to applicable local laws and regulations, the plan will achieve an overall reduction of 5% through a combination of direct salary cuts, reduced working hours and unpaid leave. In addition, each member of the Company’s Operating Committee (the Chief Executive Officer, Chief Financial Officer, Chief Human Resources Officer, General Counsel, Managing Partner – Global Practices, and Managing Partner – Global Operations) will forego one month’s salary.

The Company’s Board of Directors also approved a 50% reduction in the cash compensation payable to independent Board members for Board service, as well as the cash compensation payable to the non-executive chair, effective immediately.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
10.1	Amendment No. 2 to Credit Agreement dated April 27, 2009
99.1	Heidrick & Struggles Press Release dated April 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2009

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

By:	/s/ K. Steven Blake
K. Steven Blake, Executive Vice President,
General Counsel and Secretary